SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 15, 2003

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Form 8-K

Item 5. Other Events and Regulation FD Disclosure.

On April 22, 2003, Entergy Corporation made the following public announcment;

New Orleans, LA. - Entergy Corporation (NYSE: ETR) announced today that it has received an informal inquiry from the Securities and Exchange Commission relating to "pre-arranged 'round trip' or 'wash' trades" by Entergy, Entergy-Koch, LP or Entergy-Koch Trading, LP in 2001 and 2002. Entergy and Entergy-Koch Trading are also in the process of responding to a previously announced subpoena received from the Commodity Futures Trading Commission covering gas and power trading activities of Entergy-Koch Trading and affiliated companies, which would include Entergy Power Marketing Corporation which was in operation prior to the launch of Entergy-Koch on February 1, 2001. Entergy intends to cooperate fully with the SEC and the CFTC and both Entergy and Entergy-Koch Trading are conducting internal reviews of these matters.

Entergy-Koch is also conducting a review of trading activities in light of a March 26, 2003 Federal Energy Regulatory Commission Staff report that identified and raised questions about 61 trades completed by Entergy-Koch Trading. Based on information currently available, these trades represent less than one-half of one percent of Entergy-Koch Trading's volume and less than one tenth of one percent of Entergy-Koch Trading's revenues for the period under review by FERC had Entergy-Koch recorded revenues for the year ended 2001 on a gross basis. Entergy-Koch adopted the net method of reporting for trading revenues in December 2001, more than six months before this method was required by generally accepted accounting principles.

Entergy and Entergy-Koch are in the process of thoroughly analyzing internal trading data and data recently obtained from the FERC. Because these reviews are ongoing and data are voluminous, Entergy and Entergy-Koch cannot predict the outcome or timing. Entergy and Entergy-Koch are seeking to conclude these reviews as quickly as possible.

Entergy accounts for Entergy-Koch using the equity method of accounting; as such, the revenues and expenses of Entergy-Koch and its subsidiary Entergy-Koch Trading are not consolidated into Entergy's reported revenues and expenses. Entergy includes its share of Entergy-Koch earnings in its reported earnings. Prior to the creation of Entergy-Koch, Entergy accounted for its power trading subsidiary Entergy Power Marketing Corporation from its inception through January 31, 2001 using the consolidation method of accounting; as such, the revenues and expenses of EPMC during that period were included in Entergy's reported consolidated revenues and expenses.

Entergy-Koch Trading, LP is a wholly owned subsidiary of Entergy-Koch, LP. Entergy-Koch, LP is a limited partnership that is a 50 percent owned investment of Entergy Corporation and 50 percent owned by Koch Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    Entergy Corporation

                                                                                                    By: /s/ Nathan E. Langston
                                                                                                    Nathan E. Langston
                                                                                                    Senior Vice President and
                                                                                                    Chief Accounting Officer

Dated: April 22, 2003